                                                                   EXHIBIT 10.43

[EXODUS LOGO]
Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA 95054-1838
408-346-2200


July 12, 2001

Mr. William M. Austin
1 Brompton Court
Houston, TX 77024


Dear Bill:

I am pleased to extend to you an offer as Executive Vice President, Finance and Chief Financial Officer of Exodus Communications, Inc. (the "Company"). The terms of your employment that we discussed on the phone are set forth in this letter and Attachment A to this letter. You will also be eligible to participate
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in our health and dental insurance, 401K, employee stock purchase plan and other employee benefits established by the Company.

As an employee of the Company, you will have access to certain Company confidential information and you may, during the course of your employment, development certain information or inventions, which will become the property of the Company. You will need to sign the attached "Employee Invention Assignment and Confidentiality Agreement" and "Procedures and Guidelines Governing Securities Trades by Company Personnel" as conditions of your employment. We wish to impress upon you that we do not wish you to bring any confidential or proprietary material of any former employer or to violate any other obligation to your former employers. Also, you represent that you are not subject to any restrictions that prevent you from working for the Company.

Your employement is conditioned upon you passing our background investigation and providing verification of your eligibility for employment in the U.S., which meets the requirements of the U.S. Department of Justice.

We look forward to your becoming a part of the Exodus team. Please confirm your acceptance of this offer at the earliest possible date, but in any event no later than Wednesday, July 18, 2001. Also, please fax a copy of your signed offer letter (both


Exodus Confidential Information

                                                                  William Austin
                                                                    Offer Letter
                                                                   July 12, 2001
                                                                          Page 2


[EXODUS LOGO]
Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA 95054-1838
408-346-2200


pages) and the two attachments to my attention at (408) 884-6400 (confidential fax number). You should keep the originals for your records. This offer expires at 5:00 Pacific time on July 18, 2001.

Your signature will acknowledge that you have read, understood and agreed to the terms and conditions set forth in this letter and Attachment A.

Sincerely,

/s/ Grace de Latour
Grade de Latour
Executive Vice President, Human Resources

I HAVE READ AND I UNDERSTAND THE TERMS OF THE OFFER SET FORTH ABOVE AND IN ATTACHMENT A. AS INDICATED BY MY SIGNATURE BELOW, I ACCEPT THE OFFER AS STATED HEREIN. NO FURTHER COMMITMENTS WERE MADE TO ME AS A CONDITION OF EMPLOYMENT.

/s/ William M. Austin
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William M. Austin

Date:    7/15/01
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Exodus Confidential Information

                                  Attachment A
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Employee:               William M. Austin
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Title:                  Executive Vice President, Finance and Chief Financial
                        Officer of Exodus Communications, Inc. (the "Company"),
                        reporting to the Company's CEO.
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Primary                 Employee's primary working office shall initially be
Office:                 an office established by him in the Houston, Texas
                        area. Following the date on which Employee relocates his
                        residence to California, which shall be no later than
                        January 15, 2002, his primary working office shall be
                        the Company's headquarters in Santa Clara, California.
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Annual                  Base Salary: Employee's initial base salary will be
Compensation:           $33,333.33 per month, payable bi-weekly, which is
                        equivalent to $400,000 per year.
                        Initial Bonus: $400,000 guaranteed and paid quarterly
                        during the first year of employment. Thereafter,
                        Employee shall be eligible to receive an annual target
                        bonus equal to 100% of Employee's base salary, subject
                        to the Company meeting certain business objectives.
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Equity                  Options to purchase two million (2,000,000) shares of
Compensation:           the Company's common stock (the "Stock Options"). The
                        Stock Options will be issued at an exercise price equal to the fair market value of Exodus common stock on the first day of Employee's employment with the Company. The
                        Stock Options will become vested with respect to two percent (2%) of the number of shares granted per month starting on Employee's first date of employment until such time as the Stock Options become fully vested as to all of the shares. The vested Stock Options will become exercisable starting six (6) months after the Employee's first day of employment. The Stock Options shall be issued pursuant to the Company's 1998 Equity Incentive
                        Plan and form of stock option agreement that incorporates the terms set forth above.

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Real Estate             The Company will loan to Employee an amount up to
and Relocation          $3.5 million to assist Employee with the purchase of a
Assistance:             new residence in the San Francisco Bay Area (the "New
                        Residence"). The loan amount shall not exceed the purchase price of the New Residence. The loan will be issued pursuant to the terms of a full recourse promissory note (the "Note") and will be secured by the Employee's real property in California (including principal residence) and Company securities held by Employee. The Note will have a term of four (4) years and a single balloon payment at the end of the term.
                        There will be no interest charged on the Note and the Company will draft the Note documentation so as to permit these arrangements to qualify as an "employee relocation loan" under Treas. Reg. 1.7872-5(c)(i). In the event the Note cannot qualify at the time it is issued as an "employee relocation loan," then, for so long as Employee is employed by the Company, the Company will reimburse Employee for interest expense on the Note. The Company will also reimburse Employee for actual reasonable closing costs on the purchase of the New Residence. The Company will not gross up the closing costs or, if applicable, interest expense. The Note will become due and payable within 45 days of the last day of Employee's employment if Employee's employment with the Company is terminated by Employee (other than an "Involuntary Termination" as defined below) or terminated by the Company for Cause (as defined below).

                        The Company will engage and pay for a third party company to provide Employee with assistance with the sale and purchase of his residences. This company will also provide relocation assistance, including packing and unpacking of personal possessions and moving of possessions.

                        Employee may decide to delay the relocation of his family to California until his high school aged child can be enrolled in a school reasonably acceptable to Employee. In the event of such delay, the Company will cover for Employee the reasonable costs of an apartment or condominium and a leased automobile for up to six (6) months.
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Austin Terms of Offer of Employment (071301 v3)
Exodus Confidential Information

                                                                          1 of 3

                                  Attachment A

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Change in               In the event Employee's employment with the Company is
Control;                terminated by Employee due to an Involuntary
Termination of          Termination or by the Company other than for Cause,
Employment;             Employee shall be entitled to receive his base salary,
Continued               100% of annual target bonus, and benefits for a period
Benefits:               of twenty-four (24) months from the date of
                        termination. In addition, in the event Employee's employment with the Company is terminated by the Company without Cause during the first six months of his employment, he shall be entitled to exercise the number of shares that are vested as of his last day of employment.

                        In the event of a Change in Control (as defined below) and Employee's employment with the Company is terminated by Employee due to an Involuntary Termination or by the Company other than for Cause within twelve (12) months of the effective date of such Change in Control, Employee shall be entitled to the following benefits:

                        1. Base salary, 100% of annual target bonus and benefits for a period of twenty-four (24) months from the date of termination;
                        2. Employee's Stock Options that have not vested as of the date of employment termination shall become fully vested as of such date; and
                        3. A cash bonus in the approximate amount of the Note principal.

                        The Company's obligation to pay any of the continued compensation or benefits described in this section shall be subject to Employee signing a full settlement and release and non-competition agreement with the Company.

                        In the event Employee's employment with the Company is
                        terminated by Employee other than under circumstances
                        that qualify as an Involuntary Termination, or is
                        terminated by Company for Cause, Employee shall not be
                        entitled the receive from the Company any compensation
                        or benefits following such termination.
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Definitions:            The term "Change in Control" means the occurrence of
                        any of the following events: (i) a merger or consolidation involving the Company in which the shareholders of the company immediately prior to such merger or consolidation own less than fifty percent of the voting power of the surviving corporation; (ii) the sale of all or substantially all, of the assets of the Company; or (iii) any person or group (as defined in the Securities Exchange Act of 1934, as amended) becoming the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities representing more than fifty percent of the voting power of the Company then outstanding.

                        The term "Involuntary Termination" means termination of Employee's employment with the Company by Employee within sixty (60) days after the occurrence of one or more of the following events: (i) a material reduction in the Employee's job title, position within the Company and/or responsibilities; (ii) any material reduction in Employee's base salary or any material reduction in benefits; or (iii) a written directive from the CEO of the Company that the Employee relocate to an office located more than a fifty (50) mile radius from the Company's headquarters.

                        The term "Cause" means Employee: (i) takes willful action made in bad faith that results in material damage or harm to the Company; (ii) refuses or fails to act in accordance with any specific, legal direction or order of the CEO or the Board; (iii) is convicted of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (iv) has repeated unexplained or unjustified absences from the Company; or
                        (v) breaches any material term of any agreement between Employee and the Company; provided that Employee shall be notified of any circumstances that may give rise to a termination for Cause and shall be given at least ten
                        (10) business days from receipt of such notice to cure such circumstances, if the circumstances may be cured.
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                        Austin Terms of Offer of Employment (071301 v3) Exodus Confidential Information

                                  Attachment A










































Austin Terms of Offer of Employment (071301 v3)
Exodus Confidential Information